SHARE PURCHASE AGREEMENT

                                                       ___________________, 1999


 This Share Purchase  Agreement  ("Agreement"),  between  Robert  Galoob,  David
 Galoob,   Archangel   Holdings   Company,   LLC  ("SELLERS"),   and  Innovative
 Cybersystems Corp., a Florida corporation (as BUYER).

                              W I T N E S S E T H:

         A. WHEREAS, WatchOut! Inc., is a corporation organized under the laws of Utah.

         B. WHEREAS, SELLERS are willing to sell, and BUYER desires to purchase certain issued and outstanding shares of capital stock in WatchOut! Inc., as specified on Exhibit A.

         C. WHEREAS, WatchOut! and SELLERS will benefit from the transactions contemplated hereby and desire to implement the contemplated transaction.

         NOW, THEREFORE, it is agreed among the parties as follows:


                                    ARTICLE I

                                The Consideration

         1.1 Subject to the conditions set forth herein on the "Closing Date" (as herein defined), SELLERS shall sell and cause to be delivered and BUYER shall purchase the shares of WatchOut! common stock as specified on exhibit A except for those shares pledged by sellers to creditors. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date which shall be on or before October 9, 1999. The purchase price for the WatchOut! shares to be paid by BUYER to SELLERS is, $10,000, of which funds $5,000 shall be paid at the execution of this agreement to auditors and accountants of WatchOut! Inc., for past due audit fees and $5,000 at time of delivery of the December 31, 1998 audited financial statements and the agreement by buyers that all creditors bills as listed on Exhibit B will be paid by BUYER in stock, cash, or any other settlement acceptable to buyers and creditors within two years after date hereof including as provided in 7.11 hereof. BUYER shall hold sellers harmless and indemnify sellers from any loss, cost, or damage resulting from any loss cost or claims by such listed creditors.

         On the Closing Date, all of the documents to be furnished pursuant to this Agreement, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to M.A. Littman, to be held in escrow until (a) all closing conditions hereunder have been met or (b) the date of termination of this Agreement.

                                   ARTICLE II

                               Delivery of Shares

         2.1 The certificates representing the restricted shares shall be delivered and conveyed by SELLERS to BUYER with duly executed stock powers, upon receipt of the consideration by SELLERS and satisfaction of all Conditions Precedent to Consummation of Purchase as set forth in Article VII hereof, except that certain shares, shall be held as collateral for creditors as shown on Schedule 2.1. If the debts for which the collateral pledged is are paid, (or any remaining shares if pledged collateral is sold) then such shares shall be transferred at the transfer agent to BUYER.


                                   ARTICLE III

      Representations, Warranties, and Covenants of SELLERS as to WATCHOUT

         These representations or warranties are made by SELLERS as individuals, and as officers and directors of WO.

         SELLERS hereby represent, warrant, and covenant to BUYER as follows:

          3.1 WO is a corporation duly organized, validly existing and in good standing under the laws of Utah, and has the corporate power and authority to carry on its business as it is now being conducted. The Articles of Incorporation of WO and amendments, copies of which have been delivered to BUYER, are complete and accurate, and the minute books of WO, which will be delivered to BUYER contain a complete and accurate record of all material actions taken at, all meetings of the shareholders and Board of Directors of WO.

         3.2 The aggregate number of shares which WO is authorized to issue is 50 Million shares with a par value of $.001 per share, of which 15,030,245 shares are issued and outstanding. Such shares are fully paid and non-assessable. WO has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except for Messrs Bader, Williams, Sands, Sands, Hollo, Capstone Financial LLC, and Larkin which shall be canceled prior to closing.

            3.3 SELLERS have complete and unrestricted power to enter into and, upon receipt of the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.4 SELLERS own the common shares of WO free and clear of all liens and encumbrances, and are authorized to sell such shares to BUYER, subject only to the pledge agreements and debts recited hereinafter

         3.5 SELLERS who represent WO shall not enter into or consummate any transactions prior to the Closing Date and will pay no dividend, or increase the compensation of officers and will not enter into any other business agreement or transaction, prior to closing date.

         3.6 The representations and warranties of SELLERS shall be true and correct as of the date hereof and as of the Closing Date.

         3.7 SELLERS have delivered to buyer all of the corporate books and records of WO for review, true and correct copies of WO's tax returns since 1995. SELLERS will also deliver to buyer on or before the Closing Date any reports relating to the financial and business condition of WO which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         3.8 No representation or warranty by SELLERS in this Agreement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.9 SELLERS will cause WO not to take any board action without buyer approval in writing, pending selection of new officers and directors.

         3.10 SELLERS will deliver to buyer within 10 days audited financial statements of WO as of December 31, 1998 and has delivered unaudited September 30, 1998 financial statements. All such financial statements, herein sometimes called " Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of the periods indicated. All financial statements of WO will have been prepared in accordance with generally accepted accounting principles, and will be "unqualified" except as to "going concern."

          3.11 Since the dates of the WO Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of WO. WO Does not have any material liabilities or obligations, secured or unsecured, except as shown in the financial statements. WatchOut! has settled a dispute with Boit, Inc. over licenses for technology, which needs to be filed on an 8K with the SEC.

             3.12 There are no pending legal proceedings or regulatory proceedings involving WO, and, except for a claim by Office Depot for $17,000 and a claim by Len Dorfman which have threatened to commence collection actions, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of WO, threatened against WO or affecting any of their assets or properties, and WO is not in any material breach or violation of or default under any contract or instrument to which WO is a party except for the notes and payables listed on the Exhibit B.

         3.13 WO shall not enter into or consummate any transactions prior to the Closing Date and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction, without consent of BUYER.

         3.14 The representations and warranties of SELLERS shall be true and correct as of the date hereof and as of the Closing Date.

         3.15 WO has no employee benefit plan in effect at this time.

         3.16 No representation or warranty in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.17 SELLERS warrant and represent that at closing those debts listed on Exhibit B shall be the sole and only debts of WatchOut! Inc. and sellers agree to indemnify and hold buyer and WatchOut! Inc. harmless from any other debt whatsoever not listed thereon.

                                   ARTICLE IV

               Representations, Warranties, and Covenants of BUYER

No representations or warranties are made by any director, officer, employee, or shareholder of buyer as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

         BUYER hereby represents, warrants, and covenants to SELLERS as follows:

             4.1 BUYER is a corporation duly organized, validly existing, and in good standing under the laws of the state of, Florida and has the corporate power and authority and to carry on its business as it is now being conducted.

             4.2 BUYER has complete and unrestricted power to enter into this agreement; and, to consummate the transactions contemplated by this Agreement.

              4.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by BUYER will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of BUYER.

          4.4 The execution of this Agreement has been duly authorized and approved by the BUYER Board of Directors.

     4.5 The representations and warranties of BUYER shall be true and correct as of the date hereof and as of the Closing Date.


                                    ARTICLE V

               Obligations of the Parties Pending the Closing Date

         5.1 At all times prior to the Closing Date during regular business hours, each party will permit the other to examine its books and records to the extent the same are relevant to the purchase of the shares of WO and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other party with information which is confidential or proprietary information. During the term of this Agreement, and for two years following the earlier of the Closing or the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly destroy, return, or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.2 SELLERS and BUYER shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.


                                   ARTICLE VI

                              Procedure for Closing

         6.1 At the Closing Date, the purchase and sale shall be effected with share certificates of WO together with stock powers executed in blank, being delivered to escrow agent together with delivery of $5,000 to auditors and accountants (with an additional $5,000 to be paid to auditor and accountants upon delivery of the December 31, 1998 audit) and documents, agreements, schedules, warranties, pledge agreements, and representations set forth in this Agreement.


                                   ARTICLE VII

                           Conditions Precedent to the
                          Consummation of the Purchase

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         7.1 SELLERS and BUYER shall each have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date and SELLERS and BUYER shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted by SELLERS, and buyer in accordance with the applicable laws.

         7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which if decided adversely to any party hereto or its directors or officers would materially and adversely affect the business, assets, or financial position of WO.

         7.4 The representations and warranties made by SELLERS and by BUYER in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

         7.5 Since the dated of the WO Financial Statements, there have not been any material adverse changes in the business or condition, financial, or otherwise, of WO. WO does not have any material liabilities or obligations, secured or unsecured except as shown on current financials (whether accrued, absolute, contingent or otherwise).

          7.6 All outstanding liabilities of WO to SELLERS or SELLERS' affiliates shall be waived prior to or concurrent with closing. Such waiver shall be deemed and treated as additional paid in capital and shall constitute additional basis in sellers stock.

          7.7 Creditors of WO shall have executed written agreements prior to Closing Date, providing for a payment schedule, as may be required by buyer.

         7.8 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of WO. However, either BUYER or WO may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         7.9 The effectiveness of this Agreement is specifically subject to and contingent upon 1) negotiation of lockup agreements with David Galoob, Robert Galoob, Archangel Holding Company LLC, and 2) share reduction or option and lock up agreements with Madison Holding Company LLC, Arc Unlimited LLC, Strutton International Trading LTD, Cindy Dolgin, Elinor I. Dolgin, The Prince Family Trust, the Debra and Mark Prince Trust, Camke development LTD, Jeff Kasch, Jack Frankel, Barbara Frankel, and Robert Stoffregen which satisfy the BUYER and which result in a net reduction of 1,203,766 shares.

 7.10 This agreement is contingent upon and subject to BUYER negotiating a satisfactory share reduction or Purchase and Release by Sands Brothers, Mark Hollo, Martin Sands and Stephen Sands. SELLERS agree to waive and release any and all claims against Sands Brothers LTD, Mark Hollo and Stephen Sands and Martin Sands prior to closing as part of this Article 7.10 and this agreement

         7.11 At Closing there shall be a total of 1,750,000 shares of WO common stock owned by SELLERS pledged as collateral by SELLERS to the largest creditors of WO:

                                                                     Shares
                                                   Debt:             Pledged
 Capstone Financial                                275,000           500,000
 Messrs. Bader & Williams                          300,000           500,000
 Len Dorfman                                       $96,000            47,000
 All Others                                        General           353,000
 Sands Brothers                                     90,000           250,000
 Howard, Rice, Nemerovsky                           56,000           100,000

 It is agreed that the debt may be paid, at BUYER'S election, either by allowing sale of collateral in the market, or by buyer purchasing the shares in increments as buyer may elect from time to time over a two year period. Upon and at full payment of each debt for which shares have been pledged, buyer shall receive the balance of any common shares of upon payment of the sum of $100, except that Messrs. Bader & Williams shall be conveyed 30,000 shares each from the collateral pledged for the Bader/Williams debt of WatchOut! Inc.

 In the event that any pledged shares are sold at pledgee's demand, any proceeds paid to creditors of the Company shall be deemed additional paid-in capital and shall increase Sellers share basis.


                                  ARTICLE VIII

                           Termination and Abandonment

         8.1   Anything   contained   in   this   Agreement   to  the   contrary
 notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Closing Date:

 (a)     By mutual consent of SELLERS and BUYER;

 (b) By either party, if any condition set forth in Article VII relating to the other party has not been met or has not been waived;

 (c) By BUYER if any  suit,  action  or other  proceeding  shall be  pending  or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

 (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

 (e) By either party if SELLERS do not deliver, or indicates to BUYER that it will not deliver, reworked financial arrangements with all creditors of WO, in form and substance satisfactory to both BUYER and SELLERS. The parties agree to cooperate and consult with each other in the negotiation of financial arrangements, and in the event a creditor arrangement cannot be negotiated, the parties agree to cooperate in submitting the matter to mediation with a professional mediator.

          8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof.


                                   ARTICLE IX

            Termination Covenants, of Representations, and Warranties

 The respective covenants, representations and warranties of the parties hereto as contained herein shall survive the Closing for a period of two years.


                                    ARTICLE X

                                  Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein, referenced herein, or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use commercially reasonable efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.4 This Agreement may be amended only in writing duly executed by all parties hereto.

         10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

 SELLERS:

 To:              David Galoob
                  801 Tierra Alta
                  Moss Beach, CA 94038

 copy to:         Michael A. Littman
                  Attorney at Law
                  10200 W. 44th Ave., #400
                  Wheat Ridge, CO 80033

 BUYERS:

 To:              Innovative Cybersystems Corp.
                  1900 N.W. Corp Blvd., #400E
                  Boca Raton, FL 33431

 copy to:         Deborah K. Hausman
                  Attorney at Law
                  1900 N.W. Corp Blvd., #400E
                  Boca Raton, FL 33431

 or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.6 At Closing, SELLERS will cause the directors of WO in office at the date of this Agreement to resign, effective only upon compliance with
 Section 14f of the Securities and Exchange Act of 1934 and will appoint, effective at closing, John Russell as a director. Two additional directors shall be appointed effective upon resignation by Robert Galoob and David Galoob, and said compliance with Section 14f.

         10.7 At Closing, BUYER agrees that the Board of Directors will adopt a Resolution assigning to SELLERS the watch technologies and any related business or business plan existing or yet to be created for the marketing distribution and production of any or all watch products. Further WatchOut!! shall assign all trademarks for watches at no cost to SELLERS or assignees.

         10.8 SELLERS agree to sign a lockup agreement as part of closing documents which incorporates the "lockup" which is required under the Release and Settlement Agreement with Sands Brothers commencing 120 days after closing under this agreement the Lockup Agreement will allow sale of 10,000 shares per month by each seller for a period of 90 days, and thereafter 20,000 shares per person per month during the next 90 day period, and thereafter 25,000 shares per month until 13 months from date of closing, at which time the lockup shall terminate.

         10.9 BUYER agrees that, as controlling shareholder of WatchOut! Inc., it will not cause or allow any reverse splits, or consolidations of shares for a period of two years following closing hereunder, and only in the event of a reverse split in which this covenant is breached SELLERS shall be granted an option to purchase 2,000,000 (post reverse) shares of WatchOut! Inc. @ $.001 per share for one year.

         10.10 Concurrent with closing, Kevin Waltzer shall make a personal guarantee of up to a total of $200,000 of the corporate debt of WatchOut, Inc., which shall include Capstone Financial LLC, and John Bader and Wayne Williams as the primary creditors and bridge note holders.

                  IN WITNESS WHEREOF, the parties have set their hands this ____day of _____ 1999.

 SELLERS:
 _______________________________                 David Galoob

 _______________________________                 Robert Galoob

 ________________________________                Archangel Holding Company LLC

BUYER:   Innovative Cybersystems Corp.


--------------------------------


--------------------------------


--------------------------------

                                     EXHIBIT



David Galoob                         2,446,211  common shares
                                     of   WatchOut!   Inc.,   a  Utah
                                     corporation   (plus   875,000
                                     shares  pledged to creditors and
                                     subject to a purchase option for
                                     $100 to BUYER or  assigns  for 2
                                     years.)

Robert Galoob                        2,446,211  common shares
                                     of   WatchOut,   Inc.,   a  Utah
                                     corporation   (plus   875,000
                                     shares  pledged to creditors and
                                     subject to a purchase option for
                                     $100 to BUYER or  assigns  for 2
                                     years.)

Archangel Holding Company, LLC       1,484,500 common shares of WatchOut, Inc.,
                                     a Utah corporation.

                                    EXHIBIT B

Bader/Williams                              $317,500

Capstone                                    $254,000

B. Frankel                                   $35,000

Howard, Rice, Nemerovsky                     $56,000

Littman Krooks                               $90,000

Comyns et al (Can be discounted?)            $25,000

Michael Johnson   Paid from deposit           $4,500

Nitto Denko                                   $1,900

DCI                                           $8,000

Dorfman (Can be discounted to 50,000 +       $96,000
                              10,000 +)
Gershman                                     $20,000

Van Wagoner                                   $8,000

Network Sales Commission                     $92,000

Karen Shao Salary                            $24,419

Comprehensive Accounting                      $5,304

Office Depot Customer                        $17,400

Ed Petre Office Rent                          $7,730

Gilbert Intl. Warehouse                      $10,000

Patriot Funding Factor                        $7,400

Opal Trade Corp.(Capstone)                    $3,500

Tony Stone Images                          $2,273.25

Securities Transfer Inc. (Transfer Agent)    $995.00

Northwest Etch Technology                  $4,663.41

                                  SCHEDULE 2.1

Creditor                              Debt              Pledged Shares

1) Capstone                        $275,000               500,000

2) Bader Williams                  $300,000               500,000

3) Littman Krooks                  $ 90,000               250,000

4) Dorfman                         $ 96,000                47,000

5) Other Creditors estimated @      353,000
   (only as scheduled $350,000
   on Exhibit B)

6)  Howard, Rice, Nemerovsky        100,000